SUBSCRIPTION AGREEMENT

May 5, 2021

Brain Armor, Inc.
200 South Executive Drive, Suite 101
Brookfield, WI 53005
Attn: Mr. Anthony Pallante, CEO

Ladies and Gentlemen:

The undersigned hereby subscribes to the acquisition of 3,333,333 units ("Units") of Brain Armor, Inc., a Nevada corporation (the "Company"), each Unit comprised of one share of Company common stock, $.001 par value ("Common Stock") and a common stock purchase warrant evidencing the right to purchase one share of Common Stock, which shall be exercisable as provided on Schedule A hereto ("Warrants"), at a per Unit price of USD $.30 (thirty cents) for an aggregate purchase price of USD $1,000,000 ("Purchase Price"), as follows: the undersigned shall purchase (i) 666,667 Units ($200,000) on or before May 7, 2021, and (ii) 2,666,666 Units ($800,000) on or before May 31, 2021 which can be extended upon mutual party agreement.. The Warrant shall be in the form of Exhibit A hereto. The undersigned shall wire transfer the Purchase Price in USD to the Company in accordance with the wire transfer instructions set forth on Schedule B hereto.

The Units, Common Stock, and Warrants are referred to herein as the "Securities." In connection with the purchase of the Securities, the undersigned acknowledges, warrants and represents to and agrees with the Company as follows:

1. The undersigned is acquiring the Securities for investment for his/her/its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

2. The undersigned has knowledge and experience in financial and business matters and has consulted with his/her/its own professional representatives as he/she/it has considered appropriate to assist in evaluating the merits and risks of this investment. The undersigned has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company, and, in connection with the evaluation of this investment, has, to the best of his/her/its knowledge, received all information and data with respect to the Company that the undersigned has requested and which is necessary to enable the undersigned to make an informed decision regarding the purchase of the Securities. The undersigned is acquiring the Securities based solely upon his/her/its independent examination and judgment as to the prospects of the Company. The undersigned is not relying on any representation in connection with the subscription contemplated hereby, except for those representations set forth herein. The undersigned acknowledges that the Company is a privately held company and that Trident Brands, Inc. ("Trident") is the majority stockholder of the Company. The undersigned has read the filings that Trident has made through the date hereof with the US Securities and Exchange Commission (which filings are available at www.sec.gov).

3. The undersigned has not in connection with making its investment decision with respect to the Securities, relied on any representation or warranty about the Company, except as set forth herein.

4. The Securities were not offered to the undersigned by means of publicly disseminated advertisements or sales literature.

5. The undersigned acknowledges that an investment in the Securities is speculative and involves a high degree of risk and the undersigned may have to continue to bear the economic risk of the investment in the Securities for an indefinite period.

THUS, THE COMPANY IS SUBJECT TO THE MYRIAD RISKS ASSOCIATED WITH ESTABLISHMENT AND OPERATION OF A NEW VENTURE. THERE IS A SIGNIFICANT RISK THAT AN INVESTOR COULD SUSTAIN A TOTAL LOSS OF ITS INVESTMENT IN THE COMPANY.

6. The undersigned understands that there is *no minimum offering amount* and that once the Company receives the Purchase Price for the Securities, it will be able to immediately use such funds for general corporate purposes.

7. The undersigned acknowledges that the Securities are being sold to the undersigned without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the U.S. Securities and Exchange Commission. Consequently, the transferability of the Securities is restricted by applicable United States Federal and state securities laws. The Securities will not be eligible for resale under Rule 144 until the expiration of at least one year after the Company files Form 10 information with the SEC. The Securities will not be registered under the Securities act of 1933, as amended. The undersigned further acknowledges that there is no trading market for the Common Stock, the Units or the Warrants. There is no assurance that a trading market will ever develop for any of the Securities.

8. In consideration of the acceptance of this subscription, the undersigned agrees that the Securities will not be offered for sale, sold or transferred by the undersigned other than pursuant to (i) an effective registration under the Securities Act of 1933, as amended ("the Act"), an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

9. The undersigned understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

10. The undersigned agrees not to disclose or use any information provided to the undersigned by the Company or any of its agents in connection with the offering of the Securities, except for the purpose of evaluating an investment in the Securities.

11. The residence address of the undersigned is as set forth below.

12. **THE UNDERSIGNED REPRESENTS AND WARRANTS TO THE COMPANY THAT THE UNDERSIGNED IS AN "ACCREDITED INVESTOR," BECAUSE THE UNDERSIGNED:**

INDIVIDUAL INVESTORS – PLEASE CHECK ALL THAT APPLY:

A. ____Is an Individual with income from all sources for each of the last two full calendar years in excess of (and whose reasonably expected income for this calendar year will exceed) either of:

(i) $200,000 individual income; or
(ii) $300,000 joint income with spouse. Or,

B. _____Is an Individual with a net worth* as of the date hereof (individually or jointly with your spouse), in excess of $1,000,000.

*Exclude the value of your home and your home mortgage (if it is less than the value of your home) from net worth computation. If the amount of your home mortgage exceeds the value of your home, indicate such excess here: $_____________

INSTITUTIONAL INVESTORS– PLEASE CHECK ALL THAT APPLY

A. __X__CORPORATIONS OR PARTNERSHIPS: A Corporation, Partnership, or similar entity that has in excess of five million dollars ($5,000,000.00) of assets and was not formed for the specific purpose of acquiring an Interest in this Private Placement.

B. _______ENTITY OWNED ENTIRELY BY ACCREDITED INVESTORS: A corporation, partnership, private investment company or similar entity each of whose equity owners is a natural person who is an accredited investor. (If this category is checked, please also check the additional category or categories under which each natural person qualifies as an accredited investor.)

C. _____REVOCABLE TRUST: A trust that is revocable by its grantors and each of whose grantors is an accredited investor. (If this category is checked, please also check the additional category or categories under which each grantor qualifies as an accredited investor.)

D. _____IRREVOCABLE TRUST: A trust (other than an ERISA plan) that (1) is not revocable by its grantors, (2) has in excess of Five Million Dollars ($5,000,000.00) of assets, (3) was not formed for the specific purpose of acquiring an Interest, and (4) is directed by a person who has such knowledge and experience in financial and business matters that such a person is capable of evaluating the merits and risks of an investment in this Private Placement.

E. ______IRA or SIMILAR BENEFIT PLAN: An Individual Retirement Account (IRA), Keogh, or similar benefit plan that covers a natural person who is an accredited investor. (If this category is checks, please also check the additional category or categories under which the natural person covered by the IRA or plan qualifies as an accredited investor.)

F. ______PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN ACCOUNT: A participant-directed employee benefit plan investing at the direction of, and for the account of, a participant who is an accredited investor. (If this category is checked, please also check the additional category or categories under which the participant qualifies as an accredited investor).

G. ______OTHER ERISA PLAN: An employee benefit plan within the meaning of Title I of the ERISA Act other than a participant-directed plan with total assets in excess of Five Million Dollars ($5,000,000.00) or for which investment decisions (including the decision to purchase an Interest) are made by a bank, registered investment adviser, savings and loan association, or insurance company.

H. ______GOVERNMENT BENEFIT PLAN: A plan established and maintained by a state, municipality, or any agency of a state or municipality, for the benefit of its employees, with total assets in excess of Five Million Dollars ($5,000,000.00).

I. ______NON-PROFIT ENTITY: An organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, with total assets in excess of Five Million Dollars ($5,000,000.00) (including endowment, annuity and life income funds), as shown by the organization's most recent audited financial statements.

OTHER INSTITUTIONAL INVESTOR (check one):

J. ______A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity); or

______A savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity); or

______A broker-dealer registered under the Exchange Act of 1934; or

______An insurance company, as defined in Section 2 (13) of the Securities Act of 1933; or

______A "business development company", as defined in Section 2(a)(48) of the Investment Company Act; or

______A small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or

______A "private business development company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

13. The undersigned understands that the Company will rely upon the representations and agreements of the undersigned set forth herein in connection with determining whether or not the sale of the Securities to the undersigned complies with applicable securities laws; and the undersigned agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents from and against any and all costs, liabilities and expenses (including attorneys' fees) arising out of or related in any way to any breach of any representation or warranty contained herein.

14. The Company has the right, in its sole discretion, to accept or reject this subscription.

The parties hereto intending to be legally bound have executed this Subscription Agreement as an instrument under seal.

SUBSCRIBER

Grant Roberts, Inc.

____

By: Grant Roberts, authorized

State of residence
or domicile: California

COMPANY ACCEPTANCE OF SUBSCRIPTION

Brain Armor, Inc.

By: ______________________________
Anthony Pallante, CEO, duly authorized

SPECIMEN/DO NOT SIGN WARRANT

EXHIBIT A

NEITHER THIS WARANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

Warrant No. _______ **STOCK PURCHASE WARRANT** **No. of Shares:_____**

To Subscribe for and Purchase Common Stock of
Brain Armor, Inc.

THIS CERTIFIES that, for value received, [Subscriber Name] (or its designee) (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Brain Armor, Inc., a Nevada Corporation (hereinafter called the "Company"), at the price hereinafter set forth in Section 2, up to [number of shares alpha] ([numeric]) fully paid and non-assessable shares (the "Shares") of the Company's Common Stock, $.001 par value share (the "Common Stock").

1. Definitions. As used herein the following term shall have the following meaning:
"Act" means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

2. Purchase Rights. The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part as follows, at the exercise prices specified below:

- 1/3 of the Shares shall be exercisable 6 months after the date hereof, at an exercise price of USD$.45 per share
- 1/3 of the Shares shall be exercisable 12 months after the date hereof, at an exercise price of USD$.60 per share
- 1/3 of the shares shall be exercisable 18 months after the date hereof, at an exercise price of USD$.75 per share

The purchase rights represented by this Warrant shall expire five years from the date hereof. This Warrant may be exercised for Shares at the exercise prices per share set forth above, subject to adjustment as provided in Section 6 (the "Warrant Purchase Price").

SCHEDULE B

Trident Brands Inc (on behalf of Brain Armor)
Wells Fargo Bank
ABA # 121000248
Acct # 4943820522

3. Exercise of Warrant. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant, the duly executed Notice of Exercise (the form of which is attached as Exhibit A), and a form of subscription letter acceptable to the Company, at the principal office of the company and by payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holders' name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

4. Shares to be Issued. Reservation of Shares. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will, at all times, have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

5. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

6. Adjustments of Warrant Purchase Price and Number of Shares. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to the shares covered by the unexercised portion of this Warrant.

7. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

8. Sale or Transfer of the Warrant and the Shares; Legend. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable Federal and State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

> THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFEFCTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

The Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

9. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

10. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company, or in the case of the Company, at the address indicated therefore on the signature page of this Warrant, or, if different, at the principal office of the Company.

11. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

13. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to the conflicts of law provisions thereof.

EXHIBIT A

NOTICE OF EXERCISE

To: Brain Armor, Inc.

1. The undersigned hereby elects to purchase ________ shares of Common Stock of Brain Armor, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable federal and state securities laws or (ii) an exemption from applicable federal and state registration requirements is available.

4. In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.

____
Name

____

____

____
Address

____
Signature

____
Date

IN WITNESS WHEREOF, Brain Armor, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE AS OF: March __, 2021

Brain Armor, Inc.

____

By: Anthony Pallante, CEO